Exhibit 99.1

DIH to Become Publicly Traded via Business Combination with

Aurora Technology Acquisition Corp.

•	DIH is a leading global robotics and virtual reality technology provider in the rehabilitation and human performance industry

•	DIH currently has an installed base of over 4,500 robots and advanced virtual reality-based movement systems installed in 70 countries across approximately 1,800 accounts

•	The funding and capital markets access from this transaction is expected to enable DIH to continue its growth strategy

•

Combined company to have an implied initial equity value of approximately $360.2 million translating into an enterprise value of approximately $321.9 million, with the proposed business combination expected to provide approximately $58.3 million in gross proceeds, assuming no redemptions by shareholders of Aurora Technology Acquisition Corp.

•	100% of the equity holdings of DIH will be rolled into the pro forma combined company

•	The proposed business combination is expected to be completed in the third quarter of 2023

SAN FRANCISCO, CALIFORNIA and NORWELL, MASSACHUSETTS – February 27, 2023 – DIH Holding US, Inc. (“DIH” or the “Company”), a leading global robotics and virtual reality (“VR”) technology provider in the rehabilitation and human performance industry, and Aurora Technology Acquisition Corp. (NASDAQ: ATAK) (“ATAK”), a publicly-traded special purpose acquisition company (“SPAC”) today announced they have entered into a definitive business combination agreement that will result in DIH becoming publicly listed. Upon the closing of the transaction the SPAC will domesticate from the Cayman Islands to Delaware. DIH Holdings US. Inc. is the operating business of DIH Technology Ltd. The combined company will be named DIH Holding US, Inc. and its securities are expected to be listed on Nasdaq.

Management Commentary

“We are thrilled to become a public company through the merger with ATAK. Being a public company, we will have the resources to significantly expand our global growth and value-delivery platform; to meet the increasing demand and enthusiasm for our robotic and VR enabled solutions around the world; and to accelerate our “Total Solution” strategy through innovations and consolidation. All those will greatly benefit our customers, patients, partners, and the industry as a whole,” said Jason Chen, Chairman and Chief Executive Officer of DIH

Mr. Chen added “Our mission is to transform the fragmented rehabilitation care model and deliver inspirational effects that positively impact millions of lives, from therapists to patients. By becoming a public company, we are confident that we can achieve this mission and continue to innovate and empower the highest level of care to our customers and patients.”

Zachary Wang, CEO and Chairman of ATAK’s board of directors, commented, “DIH has built an advanced healthcare technology platform that serves as a leading provider of smart technology in the human rehabilitation and performance industry. We launched Aurora Technology Acquisition Corp, to identify and collaborate with innovative companies that have the potential for multi-national expansion. Built by Asian-American healthcare experts with decades of experience managing global healthcare operations, DIH is an ideal match for our target profile.

We are pleased to partner with DIH through this transaction. We strongly believe that the combined company, bolstered by access to public markets and our collective global network, will accelerate the expansion of the company’s market share and provide ample resources to continue pioneering patient-benefiting innovations.”

Transaction Overview

The estimated pro forma enterprise value of the combined company is $321.9 million, including an anticipated $20.0 million of DIH net debt at the time of closing, and $58.3 million of cash held in the trust account of ATAK, subject to redemptions. In addition, equity holders of DIH shall be entitled to receive up to $60.0 million of common shares of the combined company depending on certain stock price-based thresholds being achieved within five years from the closing of the transaction. The transaction, which has been unanimously approved by the boards of directors of DIH and ATAK, is subject to approval by the stockholders of DIH and ATAK, respectively, and other customary closing conditions. The proposed business combination contemplates that DIH stockholders will roll 100% of their equity holdings into the combined company and will hold approximately 69.4% of the issued and outstanding shares of common stock of the combined company immediately following the consummation of the transaction, assuming no redemptions by ATAK’s existing shareholders and no exercise of ATAK’s currently outstanding rights and warrants.

All cash remaining on the combined company’s balance sheet at the closing of the transaction, after the settlement of transaction-related expenses, is expected to be utilized for working capital and general corporate purposes.

A more detailed description of the transaction terms and a copy of the definitive merger agreement will be included in a Current Report on Form 8-K to be filed by ATAK with the United States Securities and Exchange Commission (the “SEC”). ATAK will file a registration statement (which will contain a proxy statement and prospectus) with the SEC in connection with the transaction.

Advisors

Maxim Group LLC is serving as exclusive financial advisor to DIH. Loeb & Loeb LLP is serving as legal counsel for DIH, and Dentons U.S. LLP is serving as legal counsel for ATAK.

About DIH.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the functioning of millions of people with disability and functional impairments. DIH is a global solution provider in blending innovative robotic and virtual reality (“VR”) technologies with clinical integration and insights. Built through the mergers of global-leading niche technologies providers including HOCOMA, a Switzerland-based global leader in robotics for rehabilitation, and MOTEK, a Netherlands-based global leader in sophisticated VR-enabled movement platform powered by real-time integration, DIH is positioning itself as a transformative total smart solutions provider and consolidator in a largely fragmented and manual-labor-driven industry.

DIH website: https://www.dih.com/

About Aurora Technology Acquisition Corp. (NASDAQ: ATAK)

Aurora Technology Acquisition Corp. is a Cayman Islands-exempted, San Francisco-based, special purpose acquisition corporation whose securities are listed on the NASDAQ. As a blank check company, ATAK was formed with the purpose of entering into a merger with a high-growth technology company, which preferably is founded by Asian or Asian-American entrepreneurs who are building a global enterprise supported by forward-thinking visions and innovative frontier technologies. ATAK seeks to identify compelling opportunities where an alignment of its operating expertise, investing experience, and a global network can accelerate the growth of the company for multi-national expansion.

ATAK web-site: https://www.auroraspac.com/

Important Information About the Proposed Business Combination and Where to Find It

This press release relates to a proposed transaction between DIH and ATAK (the “Business Combination”). In connection with the proposed Business Combination, ATAK intends to file a registration statement on Form S-4 with the SEC that will include a proxy statement of ATAK and a prospectus of the combined entity. The proxy statement/prospectus will be sent to all ATAK shareholders. ATAK will also file other documents regarding the proposed Business Combination with the SEC. Before making any voting decision, investors and securities holders of ATAK and DIH are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed Business Combination as they become available because they will contain important information about the proposed Business Combination and the parties to the proposed Business Combination.

Investors and securities holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC through the website maintained by the SEC at https://sec.gov/.

Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward looking statements include certain statements made with respect to the Business Combination, including the benefits of the Business Combination, the anticipated timing of the Business Combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the inability of the parties to consummate the proposed business combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement, the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed business combination; the risk that the approval of the shareholders of DIH or ATAK for the potential transaction is not obtained; failure to realize the anticipated benefits of the proposed business combination, including as a result of a delay in consummating the potential transaction or difficulty in integrating the businesses of the DIH or ATAK;

the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; the ability of the combined company to grow and manage growth profitably and retain its key employees; the amount of redemption requests made by ATAK’s shareholders; the inability to obtain or maintain the listing of the post-acquisition company’s securities on Nasdaq following the proposed business combination; costs related to the proposed business combination; and those factors discussed in ATAK’s final prospectus relating to its initial public offering, dated February 7, 2022, and filed with the SEC on February 7, 2022, in the Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022 (filed with the SEC on May 24, 2022, August 15, 2022 and November 14, 2022, respective), and subsequent filings and reports made with the SEC, from time to time. While ATAK may elect to update these forward-looking statements at some point in the future, ATAK specifically disclaims any obligation to do so.

Participants in the Solicitation

ATAK, DIH and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of ATAK’s shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of ATAK’s directors and officers in ATAK’s filings with the SEC including the Registration Statement on Form S-4 to be filed with the SEC by ATAK, which will include the proxy statement/prospectus of ATAK for the proposed business combination and such information and names of DIH’s directors and executive officers.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of ATAK, the combined company or DIH, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

IR Contact:

Email: info@auroraspac.com

DIH Contact:

Jason Chen

CEO & Chairman of the Board

jason.chen@DIH.com

ATAK Contact

Zachary Wang

CEO & Chairman of the Board

zachary@auroraspac.com